Exhibit 10.9

GLASSESOFF INC.

2013 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

FOR

[Insert name of Recipient]

Agreement

(this “Agreement”)

1.                  Award of Restricted Stock. GlassesOff Inc., a Nevada corporation (the “Company”) hereby grants, as of [DATE] (the “Date of Grant”), to [NAME] (the “Recipient”), [●] restricted shares of the Company’s common stock, par value $0.001 per share (collectively the “Restricted Stock”). The Restricted Stock shall be subject to the terms, provisions and restrictions set forth in this Agreement and the GlassesOff Inc. 2013 Incentive Compensation Plan (the “Plan”),which is incorporated herein for all purposes. As a condition to entering into this Agreement, and as a condition to the issuance of any Shares (or any other securities of the Company), the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2.                  Vesting of Restricted Stock.

(a)                General Vesting. The shares of Restricted Stock shall become vested in the following amounts, at the following times and upon the following conditions, provided that the Continuous Service of the Recipient continues through and on the applicable Vesting Date:

Number of Shares of Restricted Stock	Vesting Date
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

Except as otherwise provided in Sections 2(b), 2(c), 2(d) and 4 hereof, there shall be no proportionate or partial vesting of shares of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of shares of Restricted Stock shall occur only on the applicable Vesting Date.

(b)               Acceleration of Vesting Upon Change in Control. In the event that a Change in Control of the Company occurs during the Recipient's Continuous Service, the shares of Restricted Stock subject to this Agreement shall become immediately vested as of the date of the Change in Control unless either (i) the Company is the surviving entity in the Change in Control and the Restricted Stock continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable to the Restricted Stock immediately prior to the Change in Control or (ii) the successor company or its parent company assumes, or substitutes for, the Restricted Stock, as determined in accordance with Section 10(c)(ii) of the Plan.

(c)                Acceleration of Vesting Upon Death or Disability. In the event that the Recipient’s Continuous Service terminates by reason of the Recipient’s Disability or death, all of the shares of Restricted Stock subject to this Agreement shall be immediately vested as of the date of such Disability or death, whichever is applicable, and shall be delivered, subject to any requirements under this Agreement, to the Recipient, in the event of his or her Disability, or in the event of the Recipient’s death, to the Beneficiary or Beneficiaries designated by the Recipient, or if the Recipient has not so designated any Beneficiary(ies), or no designated Beneficiary survives the Recipient, such shares shall be delivered to the personal representative of the Recipient’s estate.

(d)               Acceleration of Vesting at Company Discretion. Notwithstanding any other term or provision of this Agreement, the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company, to accelerate the vesting of any shares of Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable.

(e)                Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

(i)                 “Non-Vested Shares” means any portion of the Restricted Stock subject to this Agreement that has not become vested pursuant to this Section 2.

(ii)               “Vested Shares” means any portion of the Restricted Stock subject to this Agreement that is and has become vested pursuant to this Section 2.

3.                  Delivery of Restricted Stock.

(a)                Issuance of Stock Certificates and Legends. One or more stock certificates evidencing the Restricted Stock shall be issued in the name of the Recipient but shall be held and retained by the records administrator of the Company until the date (the “Applicable Date”) on which the shares (or a portion thereof) subject to this Restricted Stock award become Vested Shares pursuant to Section 2 hereof, subject to the provisions of Section 4 hereof. All such stock certificates shall bear the following legends, along with such other legends that the Board or the Committee shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

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(b)               Stock Powers. The Recipient shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such shares become Vested Shares. If the Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

(c)                Delivery of Stock Certificates. On or after each Applicable Date, upon written request to the Company by the Recipient, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all shares that become Vested Shares on that Applicable Date, which certificate(s) shall be delivered to the Recipient as soon as administratively practicable after the date of receipt by the Company of the Recipient's written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under the Securities Laws and/or any applicable stockholders agreement).

(d)               Issuance Without Certificates. If the Company is authorized to issue Shares without certificates, then the Company may, in the discretion of the Committee, issue Shares pursuant to this Agreement without certificates, in which case any references in this Agreement to certificates shall instead refer to whatever evidence may be issued to reflect the Recipient’s ownership of the Shares subject to the terms and conditions of this Agreement.

4.                  Forfeiture of Non-Vested Shares. If the Recipient’s Continuous Service with the Company and the Related Entities is terminated for any reason, any Shares of Restricted Stock that are not Vested Shares, and that do not become Vested Shares pursuant to Section 2 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the Recipient. If the Recipient’s Continuous Service is terminated by the Company or a Related Entity for Cause, all Non-Vested Shares shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the Recipient. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Non-Vested Shares pursuant to this Section 4.

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5.                  Rights with Respect to Restricted Stock.

(a)                General. Except as otherwise provided in this Agreement, the Recipient shall have, with respect to all of the shares of Restricted Stock, whether Vested Shares or Non-Vested Shares, all of the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Any Shares issued to the Recipient as a dividend with respect to shares of Restricted Stock shall have the same status and bear the same legend as the shares of Restricted Stock and shall be held by the Company, if the shares of Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Committee. In addition, notwithstanding any provision to the contrary herein, any cash dividends declared with respect to shares of Restricted Stock subject to this Agreement shall be held in escrow by the Committee until such time as the shares of Restricted Stock that such cash dividends are attributed to shall become Vested Shares, and in the event that such shares of Restricted Stock are subsequently forfeited, the cash dividends attributable to such portion shall be forfeited as well.

(b)               Adjustments to Shares. If at any time while this Agreement is in effect (or Shares granted hereunder shall be or remain unvested while Recipient’s Continuous Service continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Board or the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of shares of Restricted Stock then subject to this Agreement. If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

(c)                No Restrictions on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.                  Transferability. Unless otherwise determined by the Committee, the shares of Restricted Stock are not transferable unless and until they become Vested Shares in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any shares of Restricted Stock prior to the date on which the shares become Vested Shares shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

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7.                  Tax Matters; Section 83(b) Election.

(a)                Section 83(b) Election. If the Recipient properly elects, within thirty (30) days of the Date of Grant, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value (as of the Date of Grant) of the Restricted Stock pursuant to Section 83(b) of the Code, the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state, local or foreign income taxes required to be withheld with respect to the Restricted Stock. If the Recipient shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to the Recipient under this Agreement) otherwise due to the Recipient any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(b)               No Section 83(b) Election. If the Recipient does not properly make the election described in paragraph 7(a) above, the Recipient shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Committee for payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be distributed to the Recipient under this Agreement) otherwise due to Recipient any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the Restricted Stock.

(c)                Satisfaction of Withholding Requirements. The Recipient may satisfy the withholding requirements with respect to the Restricted Stock pursuant to any one or combination of the following methods:

(i)                 payment in cash; or

(ii)               if and to the extent permitted by the Committee, payment by surrendering unrestricted previously held Shares which have a value equal to the required withholding amount or the withholding of Shares that otherwise would be deliverable to the Recipient pursuant to this Award. The Recipient may surrender Shares either by attestation or by delivery of a certificate or certificates for shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).

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(d)               Recipient’s Responsibilities for Tax Consequences. Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and the Recipient’s filing, withholding and payment (or tax liability) obligations.

8.                  Amendment, Modification & Assignment. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

9.                  Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10.              Miscellaneous.

(a)                No Right to (Continued) Employment or Service. This Agreement and the grant of Restricted Stock hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b)               No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)                Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

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(d)               No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)                Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada (without reference to the conflict of laws rules or principles thereof).

(f)                Interpretation. The Recipient accepts the Restricted Stock subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.

(g)               Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h)               Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s President at ______________________________________________, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i)                 Section 409A.

(a) It is intended that the Restricted Stock awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that the Agreement does not provide for a deferral of compensation and accordingly that the Agreement does not constitute a nonqualified deferred compensation plan within the meaning of Section 409A. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Recipient’s prior written consent if and to the extent that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A.

(b) In the event that either the Company or the Recipient believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, and does not comply with the requirements of Section 409A, it shall promptly advise the other and the Company and the Recipient shall negotiate reasonably and in good faith to amend the terms of such benefits and rights, if such an amendment may be made in a commercially reasonable manner, such that they comply with Section 409A with the most limited possible economic affect on the Recipient and on the Company.

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(c) Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the shares of Restricted Stock awarded pursuant to this Agreement are exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

(j)                 Non-Waiver of Breach. The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k)               Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

11.                 Clawback of Benefits.

(a)                   The Company may (i) cause the cancellation of the Restricted Stock, (ii) require reimbursement of any benefit conferred under the Restricted Stock to the Recipient or Beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, the Recipient may be required to repay to the Company certain previously paid compensation, whether provided under the Plan or this Agreement or otherwise, in accordance with any Clawback Policy. By accepting this Award, the Recipient agrees to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and further agrees that all of the Recipient’s Award Agreements may be unilaterally amended by the Company, without the Recipient’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(b)                  If the Recipient, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Restricted Stock may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Recipient or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Restricted Stock to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the vesting of the Restricted Stock and the value realized (whether or not taxable) on the vesting or payment of any other Award as specified by the Committee.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

COMPANY:

GLASSESOFF INC.

By:
Name:
Title:

Agreed and Accepted:

RECIPIENT:

By:
[Insert name of Recipient]

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